EXHIBIT 32.1

             CERTIFICATION OF PRESIDENT AND CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report on Form 10-Q for the quarterly period ended May 31, 2004 of Evergreen Holdings, Inc. (the "Company") as filed with the Securities and Exchange Commission on the date hereof (the "Report"), and pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers does hereby certify that to the best of his or her knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.




Date:    October 21, 2004                            /s/ Timothy G. Wahlberg
                                                     -----------------------
                                                     Timothy G. Wahlberg
                                                     President





Date:    October 21, 2004                            /s/ John A. Irwin
                                                     -----------------
                                                     John A. Irwin
                                                     Chief Financial Officer


A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.